EXHIBIT 10.7
FORM OF RESTRICTED SHARE AWARD AGREEMENT
PURSUANT TO THE
2020 OMNIBUS INCENTIVE COMPENSATION PLAN OF
NEW YORK CITY REIT, INC.
THIS AGREEMENT (this “Agreement”) is made as of [___], 202[_] (the “Grant Date”), by and between New York City REIT, Inc., a Maryland corporation with its principal office at 650 Fifth Avenue, 30th Floor, New York, New York 10019 (the “Company”), and [___] (the “Participant”).

WHEREAS, the independent directors (the “Independent Directors”), pursuant to authority delegated by the Board of Directors of the Company (the “Board”), adopted the 2020 Omnibus Incentive Compensation Plan of New York City REIT, Inc. (effective on August 18, 2020, as may be amended from time to time, the “Plan”);

WHEREAS, the Plan provides that the Company, through the Committee, has the ability to grant awards of restricted shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) to, among other Eligible Persons, Directors of the Company;
WHEREAS, the Committee has authorized and approved the award of Restricted Shares to the Participant in his or her capacity as a Director of the Company;
WHEREAS, subject to the terms and conditions of this Agreement and the Plan, the Committee has determined that the Participant shall be awarded restricted shares of Class A Common Stock in the amount set forth below.
NOW, THEREFORE, the Company and the Participant agree as follows:
1. Sale of Shares. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby awards to the Participant [___]1 restricted shares of Class A Common Stock (the “Restricted Shares”); and, accordingly, the Participant shall be entitled to all rights of a holder of shares of Class A Common Stock set forth in Section 3 hereof as of the Grant Date. Pursuant to the Plan and Section 2 of this Agreement, the Restricted Shares are subject to certain restrictions, which restrictions shall expire in accordance with the provisions of the Plan and Section 2 hereof.
11 For annual awards made to all independent directors starting in 2021, based on dividing $65,000 by the Fair Market Value (as defined in the Plan) of one share of Class A Common Stock on the date of the applicable annual meeting of stockholders

2. Vesting. Subject to the terms of the Plan and this Agreement, the Restricted Shares shall vest as follows:
(a) the Restricted Shares shall vest (i) twenty percent (20%) on the first anniversary of [•]2 (the “Vesting Date”), (ii) twenty percent (20%) on the second anniversary of the Vesting Date, (iii) twenty percent (20%) on the third anniversary of the Vesting Date, (iv) twenty percent (20%) on the fourth anniversary of the Vesting Date and (v) twenty percent (20%) on the fifth anniversary of the Vesting Date; provided, in each case, that the Participant has not incurred a Termination of his or her position as a Director prior to each applicable Vesting Date; provided, further, that there shall be no proportionate or partial vesting in the periods prior to the applicable Vesting Dates.
(b) One hundred percent (100%) of any unvested Restricted Shares shall automatically vest upon the occurrence of an Acceleration Event (as defined below) occurring prior to the last Vesting Date. For purposes of this Agreement, an “Acceleration Event” shall mean the first to occur of any of the following: (i) a Change of Control; or (ii) the Participant incurs a Termination of his or her position as a Director of the Company pursuant to a Without Cause Termination (as defined below); provided, that, in the case of the Acceleration Event described in clause (i) above, the Participant has not incurred a Termination as described in clause (ii) above.
(c) Any unvested Restricted Shares that are due to vest in the year in which the Participant incurs a Termination of his or her position as a Director of the Company as a result of (i) the Participant’s voluntary resignation from the Board, or (ii) the Participant’s failure to be re-elected to the Board following his or her nomination by the Board for re-election, shall automatically vest upon the effective date of such Termination (which, in the case of a failure to be re-elected, shall be the last day of such Participant’s service as a member of the Board). Any unvested Restricted Shares due to vest in years subsequent to the year in which the Participant voluntarily resigns or fails to be re-elected to the Board, as applicable, shall be forfeited in accordance with Section 3 below.
i.For purposes of this Agreement, (i) a “Without Cause Termination” shall mean the Participant incurring a Termination of his or her position as a Director of the Company by the Company (x) for any reason other than a Termination for Cause (as defined below) or (y) as a result of the Participant’s death or disability; and (ii) “Cause” shall mean (x) the Participant’s willful misconduct or gross negligence in the performance of his or her duties as a Director of the Company that is not cured by the Participant within thirty (30) days after his or her receipt of written notice thereof from the Company or (y) the Participant’s conviction of, or plea of guilty or nolo contendere to, a crime relating to the Company or any affiliate thereof or any felony.
a.Forfeiture. Except as otherwise set forth in Section 2(b) or Section 2(c), if a Participant incurs a Termination of his or her position as a Director of the Company by the Company for any reason, then, upon such Termination, the Participant shall automatically forfeit any unvested Restricted Shares, and the Company shall acquire such unvested Restricted Shares
22 The date of the applicable annual meeting of stockholders for the amount, if any, paid by the Participant for such Restricted Shares (or, if no amount was paid by the Participant for such Restricted Shares, then the Company shall acquire such Restricted Shares for no consideration).
3. Rights as a Holder of Restricted Shares. From and after the Grant Date, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of shares of Class A Common Stock, including, without limitation, the right to vote the shares, to receive and retain all cash dividends and other distributions payable to holders of shares of record on and after the Grant Date (although such dividends and other distributions will be treated, to the extent required by applicable law, as additional compensation for tax purposes and under other applicable legal circumstances), and to exercise all other rights, powers and privileges of a holder of shares of Class A Common Stock with respect to the Restricted Shares; provided, that, to the extent the Company issues a dividend or other distributions in the form of shares or other property, such shares or other property shall be subject to the same restrictions that are then applicable to the Restricted Shares under the Plan and this Agreement and such restrictions shall expire at the same time as the restrictions on the Restricted Shares expire. Participant shall not be required to repay any dividends or other distributions received with respect to Restricted Shares that are subsequently forfeited prior to vesting.
4. Taxes; Section 83(b) Election. To the extent applicable, the Participant shall be subject to the provisions of Section 19 of the Plan with respect to any required withholding or other tax obligations in connection with the issuance, delivery or vesting of the Restricted Shares or otherwise in connection with this Agreement. The Participant acknowledges that (i) no later than the date on which any Restricted Shares shall have become vested, or, if earlier, upon the making of an election under Section 83(b) of the Code or upon any other tax event, the Participant shall pay to the Company, the Advisor or one of their respective affiliates, or make arrangements satisfactory to the Company, the Advisor or one of their respective affiliates, regarding payment of, any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any such Restricted Shares; and (ii) the Company, the Advisor or one of their respective affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any such Restricted Shares, including by selling or otherwise reducing the number of Shares otherwise deliverable or delivering Shares already owned, in each case, having a Fair Market Value equal to the amount of such tax withholding obligations in accordance with the Plan. The Participant also acknowledges that it is his or her sole responsibility, and not the responsibility of the Company, the Advisor or any of their respective affiliates, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election, and to provide a copy of such election to the Company, the Advisor or the relevant affiliate of the Company or the Advisor to whom the services were provided.
5. No Obligation to Continue Directorship. Neither the execution of this Agreement nor the issuance of the Restricted Shares hereunder constitute an agreement by the Company to continue to engage the Participant as a Director during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Restricted Shares are outstanding.
6. Legend. In the event that a certificate evidencing the Restricted Shares is issued, the certificate representing the Restricted Shares shall have endorsed thereon the following legends:
i.“THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE 2020 OMNIBUS INCENTIVE COMPENSATION PLAN OF NEW YORK CITY REIT, INC. (THE “COMPANY”) (ADOPTED ON AUGUST 18, 2020) (AS SUCH PLAN MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”) AND THE RESTRICTED SHARE AGREEMENT THEREUNDER. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”
ii.Any legend required to be placed thereon by applicable blue sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares prior to vesting as set forth in Section 2 hereof.
7. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Shares provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
8. Miscellaneous.
iii.This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
iv.This award of Restricted Shares shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding, subject to adjustments and other actions in accordance with Section 5 of the Plan.
v.The Participant agrees that the award of the Restricted Shares hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan or any life insurance, disability or other benefit plan of the Company, the Advisor or any of their respective affiliates.
vi.No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
vii.This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
viii.The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
ix.The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
x.All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to New York City REIT, Inc. at 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attn: Chief Financial Officer.
xi.This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
9. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan and a related prospectus has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.
[signature page(s) follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEW YORK CITY REIT, INC.

By:         ______________________________
Name:     [Name]
Title:        [Title]

Participant

_______________________________
        (Signature)